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p: 812.945.5236
f: 812.949.4095
w: rodefermoss.com
301 E Elm Street
New Albany, IN 47150

RM
RODEFER MOSS & CO, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form S-1 Registration Statement filed by FullCircle Registry, Inc. dated September 26, 2014, of our report dated April 9, 2014, on the financial statements of FullCircle Registry, Inc. for the years ended December 31, 2013 and 2012.

s/Rodefer Moss & Co, PLLC
New Albany, Indiana
September 26, 2014